Exhibit 99.1

NEWS RELEASE

Victory Capital Reports Strong Third Quarter 2026 Results, Highlighted by Record Gross Sales and Net Flows

Third Quarter Highlights

•
Record quarter-end total client assets of $355.5 billion
•
Record long-term gross sales of $30.5 billion
•
Record long-term net inflows of $11.7 billion
•
GAAP operating margin of 34.7%
•
GAAP net income per diluted share of $1.11
•
Adjusted EBITDA margin of 53.5%
•
Adjusted net income with tax benefit per diluted share of $1.98
•
Announced definitive agreement to acquire First Eagle Investments
•
Board declared regular quarterly cash dividend of $0.50 per share

San Antonio, Texas, November 4, 2026 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported financial results for the quarter ended September 30, 2026.

“We delivered record levels of both long-term gross sales of $30.5 billion and long-term net flows of $11.7 billion for the quarter, representing an annualized organic growth rate of approximately 14%,” said David C. Brown, Chairman and Chief Executive Officer. “Year to date, our long-term net flows reached $15.4 billion, and we achieved record quarter-end total client assets of $355.5 billion.

“The drivers of our record gross sales and net flows were broad-based. Our U.S. intermediary, U.S. institutional and international channels each generated positive long-term net flows. Net flows were positive across numerous asset classes, including fixed income, solutions and global equity, with contributions from multiple Investment Franchises and our Solutions Platform, driven by our VictoryShares ETF platform. Together, these results showcase the breadth and depth of our product set and distribution, which allows us to align with client demand across market cycles.

“Investment performance remained strong during the quarter. As of September 30, 2026, 60%, 69%, 63% and 77% of our AUM outperformed benchmarks over the respective 1-, 3-, 5- and 10-year periods. In addition, 62% of our rated mutual fund and ETF AUM had an Overall Morningstar Rating of four or five stars.

“We continued to deliver an industry-leading margin. Our Adjusted EBITDA margin was 53.5% for the quarter and 54.0% year to date. Our margin reflects the durability of our platform and the discipline we apply across every dimension of our business.

“Our strong cash generation also supported meaningful capital return. During the quarter, we returned $81 million to shareholders, including $39 million to repurchase shares of VCTR common stock, with the balance paid as dividends.

“In August 2026, we announced a definitive agreement to acquire First Eagle Investments. Acquiring First Eagle Investments is a transformational transaction that will add size and scale across our business and allow us to increase our distribution footprint inside and outside the United States. Additionally, it will add a differentiated global value multi-asset capability, complementary equity and fixed income capabilities, a scaled CLO and alternative credit platform, along with a track record of years of positive net flows, including year to date through the end of September 2026, as well as strong investment performance. Our teams are deeply engaged in integration planning and working toward closing. We expect the transaction to close by the end of the first quarter of 2027, subject to customary closing conditions, including certain regulatory approvals and client consents.

“As always, we continue to focus on serving our clients, which is our top priority.”

Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided. The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Assets Under Management[1]
Ending	$351,869	$342,450	$310,644	$351,869	$310,644
Average	350,630	331,345	303,584	333,574	254,117

AUM Long-term Flows[2]
Long-term Gross	$30,488	$22,113	$16,962	$71,548	$41,694
Long-term Net	11,702	4,201	(244)	15,446	(2,109)

AUM Money Market/Short-term Flows
Money Market / Short-term Gross	$327	$311	$334	$873	$819
Money Market / Short-term Net	(2)	(91)	(48)	(290)	(236)

AUM Total Flows
Total Gross	$30,816	$22,424	$17,296	$72,422	$42,513
Total Net	11,700	4,110	(292)	15,156	(2,345)

Consolidated Financial Results (GAAP)
Revenue	$396.6	$435.4	$361.2	$1,219.9	$932.0
AUM revenue realization (in bps)	44.8	47.9	47.2	46.3	49.0
Operating expenses	258.9	241.6	223.1	729.3	606.8
Income from operations	137.7	193.7	138.1	490.7	325.2
Operating margin	34.7%	44.5%	38.2%	40.2%	34.9%
Net income	91.3	139.4	96.5	342.8	217.3
Earnings per diluted share	$1.11	$1.68	$1.11	$4.11	$2.73
Cash flow from operations	223.4	135.4	165.2	479.7	240.4

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$212.1	$242.7	$190.5	$658.9	$485.4
Adjusted EBITDA margin	53.5%	55.8%	52.7%	54.0%	52.1%
Adjusted net income	152.5	172.2	130.9	467.4	331.3
Tax benefit of goodwill and acquired intangible assets	10.7	10.7	10.5	31.9	30.9
Adjusted net income with tax benefit	163.2	182.9	141.3	499.3	362.2
Adjusted net income with tax benefit per diluted share[4]	$1.98	$2.21	$1.63	$5.99	$4.59

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2 Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

3 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information

Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

4 The Company includes participating securities in its computation of adjusted earnings per diluted share, including shares of series A Non-Voting Convertible Preferred stock.

AUM, Flows and Investment Performance

At September 30, 2026, Victory Capital had total client assets of $355.5 billion, assets under management of $351.9 billion, and other assets of $3.6 billion. Total AUM increased by $9.4 billion to $351.9 billion at September 30, 2026, compared with $342.5 billion at June 30, 2026. The increase was primarily due to net inflows of $11.7 billion partially offset by negative market action of $2.2 billion.

As of September 30, 2026, Victory Capital offered 187 investment strategies through its multiple autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of September 30, 2026.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
60%	69%	63%	77%

Third Quarter 2026 Compared with Second Quarter 2026

Revenue decreased 8.9% to $396.6 million in the third quarter, compared with $435.4 million in the second quarter, primarily due to the crystallization of certain annual fees received in the second quarter and changes in asset class and client mix, partially offset by higher average AUM over the comparable period. GAAP operating margin contracted by 980 basis points in the third quarter to 34.7%, down from 44.5% in the second quarter, due to a decrease in revenue and $16.2 million increase in acquisition-related costs as a result of the First Eagle Investments (“First Eagle”) transaction. Third quarter GAAP net income decreased 34.5% to $91.3 million, down from $139.4 million in the prior quarter.

Adjusted net income with tax benefit decreased 10.7% to $163.2 million, or $1.98 per diluted share, in the third quarter, down from $182.9 million, or $2.21 per diluted share, in the second quarter. Adjusted EBITDA decreased $30.6 million to $212.1 million in the third quarter compared to $242.7 million in the second quarter. Adjusted EBITDA margin contracted 230 basis points in the third quarter of 2026 to 53.5% compared with 55.8% in the prior quarter.

Third Quarter 2026 Compared with Third Quarter 2025

Revenue for the three months ended September 30, 2026, increased 9.8% to $396.6 million, compared with $361.2 million in the same quarter of 2025 as a result of higher average AUM over the comparable period.

Operating expenses were $258.9 million compared with $223.1 million in last year’s third quarter reflecting increases in variable operating expenses that rose as a result of higher average AUM and acquisition-related costs as a result of the First Eagle transaction, partially offset by a decrease in integration costs. GAAP operating margin contracted 350 basis points to 34.7% in the third quarter, from 38.2% in the same quarter of 2025. GAAP net income decreased 5.4% to $91.3 million in the third quarter compared with $96.5 million in the same quarter of 2025.

Adjusted net income with tax benefit increased 15.5% to $163.2 million, or $1.98 per diluted share, in the third quarter, compared with $141.3 million, or $1.63 per diluted share in the same quarter last year. Adjusted EBITDA increased 11.4% to $212.1 million, compared with $190.5 million in the same quarter of last year. Year-over-year, adjusted EBITDA margin expanded 80 basis points to 53.5% in the third quarter of 2026, compared with 52.7% in the same quarter last year.

Nine Months Ended September 30, 2026 Compared with Nine Months Ended September 30, 2025

On April 1, 2025, the Company completed the acquisition of Amundi US and reintroduced the brand Pioneer Investments for the acquired business and investment products. Year-over-year results reflect the acquisition of Amundi US, which closed on April 1, 2025. Revenue for the nine months ended September 30, 2026, increased 30.9% to $1.2 billion, compared with $932.0 million in the same period of 2025 as a result of higher average AUM over the comparable period.

GAAP operating margin expanded 530 basis points to 40.2% in the nine months ended September 30, 2026, up from 34.9% in the same period of 2025. The improvement was due to decreases in acquisition-related and restructuring and integration costs of $12.4 million and $18.6 million, respectively, primarily related to the acquisition of Amundi US in 2025 partially offset by higher variable operating expenses as a result of the higher average AUM and an expanded business. Nine months ended September 30, 2026 GAAP net income increased 57.8% to $342.8 million, up from $217.3 million in the prior period.

Adjusted net income with tax benefit increased 37.9% to $499.3 million, or $5.99 per diluted share, in the nine months ended September 30, 2026, compared with $362.2 million, or $4.59 per diluted share in the same period last year. Adjusted EBITDA increased 35.7% to $658.9 million, compared with $485.4 million in the same period of last year. Year-over-year, adjusted EBITDA margin expanded 190 basis points to 54.0% for the nine months ended September 30, 2026, compared with 52.1% in the same period of last year.

Balance Sheet / Capital Management

The total debt outstanding as of September 30, 2026 was approximately $975 million.

For the three months ended September 30, 2026, the Company repurchased approximately 0.4 million shares of Common Stock.

The Company’s Board of Directors approved a regular quarterly cash dividend of $0.50 per share. The dividend is payable on December 23, 2026, to shareholders of record on December 10, 2026.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, November 5, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call 1-833-461-5787 (domestic) or 1-585-542-9983 (international), shortly before 8:00 a.m. ET and reference the Meeting ID 160 367 883. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $355.5 billion in total client assets, as of September 30, 2026. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.com or follow us on Facebook, Twitter (X), and LinkedIn.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the proposed transaction and the outlook for Victory Capital’s or First Eagles’ future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s and First Eagles’ control and could cause Victory Capital’s and First Eagles’ actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all of these risks and factors, they include, among others, the following: reductions in the assets under management (“AUM”) based on investment performance, client withdrawals, difficult market conditions and other factors such as the ongoing conflicts and potential military conflicts in Iran, Ukraine, Venezuela, China/Taiwan, and/or the Middle East, a pandemic, tariffs or trade restrictions; the nature of the Company’s contracts and investment advisory agreements; the Company's ability to maintain historical returns and sustain our historical growth; the Company's dependence on third parties to market our strategies and provide products or services for the operation of our business; the Company's ability to retain key investment professionals or members of our senior management team; the Company's reliance on the technology systems supporting our operations; the Company's ability to successfully acquire and integrate new companies; risks that the conditions to closing the transaction with First Eagle will be satisfied and the transaction will close on the anticipated timeline, if at all; risks associated with expected benefits, or impact on our business, of the proposed transaction, including our ability to achieve any expected synergies; the concentration of the Company’s investments in long only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company's efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company's ability to limit employee misconduct; the Company's ability to meet the guidelines set by our clients; the Company's exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company's ability to implement effective information and cyber security policies, procedures and capabilities; the Company's substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company's determination that we are not required to register as an “investment company” under the Investment Company Act of 1940; the fluctuation of the Company’s expenses; the Company's ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; and other risks and factors included, but not limited to, those listed under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026, which is accessible on the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and other factors, the forward-looking statements contained in this press release might not prove to be accurate. All forward-looking statements speak only as of the date made and Victory Capital undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investment Performance and Fund Ratings

We believe that investment performance can influence AUM growth, flows, and overall operational results. Management utilizes the percentage of AUM and the percentage of strategies outperforming benchmarks, together with the percentage of our rated mutual fund and ETF AUM and the number of our mutual funds and ETFs rated 4 or 5 stars overall by Morningstar, to evaluate the investment performance of our Investment Franchises, our Solutions Platform, and specific investment products.

AUM measured versus benchmark on a one, three, five, and 10-year basis represents 90%, 89%, 85%, and 78% of Total AUM, respectively, as of September 30, 2026. Composites are calculated by asset weighting included accounts, using gross-of-fee, linked time weighted returns for each period. The composite return is then compared to the primary strategy benchmark. Composites without sufficient performance history are excluded from periods for which a full track record does not yet exist. Certain separate accounts are excluded where Victory Capital has determined, in accordance with its GIPS® Procedures, that inclusion would not be representative of the strategy's performance.

As of September 30, 2026, of our 113 rated mutual funds and ETFs, 56 received 4 or 5 star Overall Morningstar RatingsTM, and 57 did not, representing 62% and 38% of rated mutual fund and ETF AUM, respectively. Funds not rated by Morningstar are excluded from the analysis. Not all asset classes considered are available to the general public and not all funds included have a history to be included in each period. Had fees not been waived and/or expenses reimbursed currently or in the past, the Morningstar ratings could have been lower. Ratings for other share classes not shown may be lower.

Past performance is not indicative of future results and may not reflect an investor's experience.

Contacts

Investors:

Carly Thomas

Director, Investor Relations and Responsible Business

210-694-9658

cthomas@vcm.com

Media:
Jessica Davila Burgess
Director, Global Communications
210-694-9693
jessica_davila@vcm.com

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands except per share data and percentages)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Revenue
Investment management fees	$322,085	$362,243	$288,509	$1,000,697	$744,116
Fund administration and distribution fees	74,488	73,118	72,686	219,226	187,893
Total revenue	396,573	435,361	361,195	1,219,923	932,009

Expenses
Personnel compensation and benefits	126,001	125,500	96,983	357,356	262,037
Distribution and other asset-based expenses	72,403	68,590	66,160	208,403	163,676
General and administrative	22,899	22,915	23,463	66,429	61,172
Depreciation and amortization	20,516	20,585	22,032	61,677	51,258
Change in value of consideration payable for acquisition of business	561	2,041	3,841	6,139	8,339
Acquisition-related costs	15,529	(653)	379	22,534	34,909
Restructuring and integration costs	941	2,634	10,211	6,728	25,370
Total operating expenses	258,850	241,612	223,069	729,266	606,761

Income from operations	137,723	193,749	138,126	490,657	325,248
Operating margin	34.7%	44.5%	38.2%	40.2%	34.9%

Other income (expense)
Interest income and other income	82	7,721	4,875	10,559	11,585
Interest expense and other financing costs	(13,865)	(12,192)	(13,113)	(40,138)	(39,558)
Loss on debt extinguishment	—	(2,028)	(614)	(2,028)	(614)
Total other expense, net	(13,783)	(6,499)	(8,852)	(31,607)	(28,587)

Income before income taxes	123,940	187,250	129,274	459,050	296,661

Income tax expense	(32,639)	(47,846)	(32,733)	(116,205)	(79,411)

Net income	$91,301	$139,404	$96,541	$342,845	$217,250
Preferred stock dividends	(10,018)	(10,018)	(9,696)	(29,806)	(19,369)
Income attributable to Preferred stockholders	(12,254)	(23,969)	(12,528)	(53,084)	(15,913)
Net income attributable to common shareholders	$69,029	$105,417	$74,317	$259,955	$181,968

Earnings per share of common stock
Basic	$1.12	$1.70	$1.12	$4.16	$2.77
Diluted	1.11	1.68	1.11	4.11	2.73

Weighted average number of shares outstanding
Basic	61,740	62,151	66,206	62,502	65,728
Diluted	62,471	62,782	66,964	63,301	66,620

Dividends declared per share	$0.50	$0.50	$0.49	$1.49	$1.45

Victory Capital Holdings, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures1

(unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Net income (GAAP)	$91,301	$139,404	$96,541	$342,845	$217,250
Income tax expense	(32,639)	(47,846)	(32,733)	(116,205)	(79,411)
Income before income taxes	$123,940	$187,250	$129,274	$459,050	$296,661
Interest expense	14,114	12,283	12,136	40,055	36,857
Depreciation	2,218	2,288	3,295	6,785	8,699
Other business taxes	481	431	637	357	2,252
Amortization of acquisition-related intangible assets	18,297	18,297	18,737	54,891	42,559
Share-based compensation	32,547	10,835	2,022	46,968	5,182
Acquisition, restructuring and exit costs	20,364	8,716	21,400	47,779	88,711
Debt issuance costs	174	2,617	2,950	2,987	4,454
Adjusted EBITDA	$212,135	$242,717	$190,451	$658,872	$485,375
Adjusted EBITDA margin	53.5%	55.8%	52.7%	54.0%	52.1%

Net income (GAAP)	$91,301	$139,404	$96,541	$342,845	$217,250
Adjustment to reflect the operating performance of the Company
Other business taxes	481	431	637	357	2,252
Amortization of acquisition-related intangible assets	18,297	18,297	18,737	54,891	42,559
Share-based compensation	32,547	10,835	2,022	46,968	5,182
Acquisition, restructuring and exit costs	20,364	8,716	21,400	47,779	88,711
Debt issuance costs	174	2,617	2,950	2,987	4,454
Tax effect of above adjustments	(10,646)	(8,142)	(11,437)	(28,471)	(29,094)
Adjusted net income	$152,518	$172,158	$130,850	$467,356	$331,314

Adjusted net income per diluted share[2]	$1.85	$2.08	$1.51	$5.61	$4.20

Weighted average number of shares outstanding - diluted (GAAP)	62,471	62,782	66,964	63,301	66,620
Weighted average number of shares outstanding - diluted (Non-GAAP)[2]	82,508	82,818	86,751	83,310	78,833

Tax benefit of goodwill and acquired intangible assets	$10,716	$10,716	$10,487	$31,947	$30,883
Tax benefit of goodwill and acquired intangible assets per diluted share[2]	$0.13	$0.13	$0.12	$0.38	$0.39

Adjusted net income with tax benefit	$163,234	$182,874	$141,337	$499,303	$362,197
Adjusted net income with tax benefit per diluted share[2]	$1.98	$2.21	$1.63	$5.99	$4.59

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

2The Company includes participating securities in its computation of adjusted earnings per diluted share, including shares of series A Non-Voting Convertible Preferred stock.

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except for per share amounts)

	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$207,724	$163,690
Receivables	188,759	181,141
Prepaid expenses	23,738	16,071
Investments, at fair value	90,862	99,394
Property and equipment, net	20,658	23,833
Goodwill	1,235,940	1,235,940
Other intangible assets, net	2,423,362	2,477,617
Operating lease right-of-use assets	44,694	48,650
Other assets	591	1,514
Total assets	$4,236,328	$4,247,850

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$83,071	$72,387
Accrued compensation and benefits	89,404	86,355
Consideration payable for acquisition of business	53,760	87,564
Deferred tax liability, net	497,530	479,792
Operating lease liabilities	42,405	45,610
Other liabilities	81,598	81,399
Long-term debt, net[1]	965,911	970,014
Total liabilities	1,813,679	1,823,121

Stockholders' equity
Common stock, $0.01 par value per share: 2026 - 600,000 shares authorized, 89,269 shares issued and 61,902 shares outstanding; 2025 - 600,000 shares authorized, 87,867 shares issued and 64,150 shares outstanding	893	879
Preferred stock, $0.01 par value per share: 2026 - 100,000 shares authorized, 20,037 shares issued and outstanding; 2025 - 100,000 shares authorized, 19,937 shares issued and outstanding	200	199
Additional paid-in capital	2,165,543	2,102,938
Treasury stock, at cost: 2026 - 27,367 shares; 2025 - 23,717 shares	(1,067,358)	(786,008)
Accumulated other comprehensive income	6,768	9,020
Retained earnings	1,316,603	1,097,701
Total stockholders' equity	2,422,649	2,424,729
Total liabilities and stockholders' equity	$4,236,328	$4,247,850

1 Balances at September 30, 2026 and December 31, 2025 are shown net of unamortized loan discount and debt issuance costs in the amount of $9.3 million and $12.5 million, respectively. The gross amount of debt outstanding was $975.2 million and $982.5 million at September 30, 2026 and December 31, 2025, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Client Assets

(unaudited; in millions)

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2026	2026	2025
Beginning AUM	$342,450	$309,835	$298,563
Beginning other assets[1]	3,611	3,268	3,050
Beginning total client assets	346,061	313,103	301,613

AUM net cash flows	11,700	4,110	(292)
Other assets net cash flows	—	—	(502)
Total client assets net cash flows	11,700	4,110	(794)

AUM market appreciation (depreciation)	(2,208)	28,510	14,515
Other assets market appreciation (depreciation)	31	343	177
Total client assets market appreciation (depreciation)	(2,177)	28,853	14,692

AUM realizations and distributions	(56)	(5)	—
Acquired & divested assets / Net transfers[4]	(16)	—	(2,141)

Ending AUM	351,869	342,450	310,644
Ending other assets	3,642	3,611	2,726
Ending total client assets	355,511	346,061	313,370
Average total client assets[2]	354,304	334,856	306,457

	For the Nine Months Ended
	September 30,	September 30,
	2026	2025
Beginning AUM	$313,775	$171,930
Beginning other assets[1]	2,846	4,165
Beginning total client assets	316,621	176,096

AUM net cash flows	15,156	(2,345)
Other assets net cash flows	390	(1,948)
Total client assets net cash flows	15,546	(4,293)

AUM market appreciation (depreciation)	23,505	31,589
Other assets market appreciation (depreciation)	406	509
Total client assets market appreciation (depreciation)	23,911	32,098

AUM realizations and distributions	(518)	(24)
Acquired & divested assets / Net transfers[4]	(49)	109,493

Ending AUM	351,869	310,644
Ending other assets	3,642	2,726
Ending total client assets	355,511	313,370
Average total client assets[3]	336,981	257,625

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending September 30, 2026, June 30, 2026 and September 30, 2025 total client assets revenue realization was 44.4 basis points, 47.4 basis points and 46.8 basis points, respectively.

3For the nine-month periods ending September 30, 2026 and 2025 total client assets revenue realization was 45.9 basis points and 48.4 basis points, respectively.

4Three months ended September 30, 2025 includes the impact of approximately $1 billion of divested assets from the closure of three Investment Franchises. Nine months ended September 30, 2025 includes the impact of Pioneer Investments, increasing AUM by $114.6 billion, partially offset by assets divested due to the closure of three Investment Franchises.

Victory Capital Holdings, Inc. and Subsidiaries

Total Assets Under Management1

(unaudited; in millions)

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2026	2026	2025
Beginning assets under management	$342,450	$309,835	$298,563
Gross client cash inflows	30,816	22,424	17,296
Gross client cash outflows	(19,116)	(18,314)	(17,588)
Net client cash flows	11,700	4,110	(292)
Market appreciation (depreciation)	(2,208)	28,510	14,515
Realizations and distributions	(56)	(5)	—
Acquired & divested assets / Net transfers[2]	(16)	—	(2,141)
Ending assets under management	351,869	342,450	310,644
Average assets under management	350,630	331,345	303,584

	For the Nine Months Ended
	September 30,	September 30,
	2026	2025
Beginning assets under management	$313,775	$171,930
Gross client cash inflows	72,422	42,513
Gross client cash outflows	(57,265)	(44,858)
Net client cash flows	15,156	(2,345)
Market appreciation (depreciation)	23,505	31,589
Realizations and distributions	(518)	(24)
Acquired assets / Net transfers[2]	(49)	109,493
Ending assets under management	351,869	310,644
Average assets under management	333,574	254,117

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2 Three months ended September 30, 2025 includes the impact of approximately $1 billion of divested assets from the closure of three Investment Franchises. Nine months ended September 30, 2025 includes the impact of Pioneer Investments, increasing AUM by $114.6 billion, partially offset by assets divested due to the closure of three Investment Franchises.

Victory Capital Holdings, Inc. and Subsidiaries

Other Assets (Institutional)1

(unaudited; in millions)

	For the Three Months
	September 30,	June 30,	September 30,
	2026	2026	2025
Beginning other assets (institutional)	$3,611	$3,268	$3,050
Gross client cash inflows	—	—	—
Gross client cash outflows	—	—	(502)
Net client cash flows	—	—	(502)
Market appreciation (depreciation)	31	343	177
Realizations and distributions	—	—	—
Acquired & divested assets / Net transfers	—	—	—
Ending other assets (institutional)	3,642	3,611	2,726
Average other assets (institutional)[2]	3,673	3,511	2,873

	For the Nine Months Ended
	September 30,	September 30,
	2026	2025
Beginning other assets (institutional)	$2,846	$4,165
Gross client cash inflows	627	—
Gross client cash outflows	(237)	(1,948)
Net client cash flows	390	(1,948)
Market appreciation (depreciation)	406	509
Realizations and distributions	—	—
Acquired & divested assets / Net transfers	—	—
Ending other assets (institutional)	3,642	2,726
Average other assets (institutional)[3]	3,408	3,508

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending September 30, 2026, June 30, 2026 and September 30, 2025 total other assets (institutional) revenue realization was 3.3 basis points, 3.4 basis points and 3.3 basis points, respectively.

3For the nine-month periods ending September 30, 2026 and 2025 total other assets (institutional) revenue realization was 3.4 basis points and 3.3 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
September 30, 2026
Beginning assets under management	$31,285	$11,331	$83,412	$66,390	$37,441	$105,641	$3,365	$338,864	$3,585	$342,450
Gross client cash inflows	780	287	11,725	3,047	3,055	10,991	605	30,488	327	30,816
Gross client cash outflows	(2,744)	(1,239)	(4,968)	(4,041)	(1,754)	(3,825)	(215)	(18,787)	(329)	(19,116)
Net client cash flows	(1,965)	(952)	6,757	(994)	1,301	7,165	389	11,702	(2)	11,700
Market appreciation (depreciation)	(1,409)	(709)	(2,029)	626	166	1,092	24	(2,240)	31	(2,208)
Realizations and distributions	—	—	—	—	—	(19)	(37)	(56)	—	(56)
Acquired assets / Net transfers	(5)	(18)	6	(59)	(57)	56	9	(69)	53	(16)
Ending assets under management	$27,906	$9,652	$88,146	$65,963	$38,849	$113,935	$3,750	$348,201	$3,668	$351,869

June 30, 2026
Beginning assets under management	$29,283	$10,535	$79,716	$59,798	$31,473	$92,396	$3,033	$306,235	$3,599	$309,835
Gross client cash inflows	571	286	8,305	1,894	3,879	6,740	439	22,113	311	22,424
Gross client cash outflows	(2,274)	(1,302)	(5,640)	(2,917)	(1,895)	(3,718)	(166)	(17,913)	(402)	(18,314)
Net client cash flows	(1,703)	(1,016)	2,666	(1,023)	1,984	3,022	272	4,201	(91)	4,110
Market appreciation (depreciation)	3,709	1,815	999	7,636	4,006	10,250	65	28,480	30	28,510
Realizations and distributions	—	—	—	—	—	—	(5)	(5)	—	(5)
Acquired assets / Net transfers	(4)	(3)	31	(21)	(22)	(28)	(1)	(47)	47	—
Ending assets under management	$31,285	$11,331	$83,412	$66,390	$37,441	$105,641	$3,365	$338,864	$3,585	$342,450

September 30, 2025
Beginning assets under management	$31,833	$13,140	$79,752	$61,654	$25,576	$79,988	$2,986	$294,930	$3,632	$298,563
Gross client cash inflows	819	307	5,816	1,960	2,923	4,921	216	16,962	334	17,296
Gross client cash outflows	(2,229)	(1,494)	(5,491)	(3,930)	(930)	(2,962)	(169)	(17,206)	(382)	(17,588)
Net client cash flows	(1,410)	(1,187)	325	(1,970)	1,993	1,958	47	(244)	(48)	(292)
Market appreciation (depreciation)	1,469	977	1,247	4,003	1,695	5,112	(25)	14,478	37	14,515
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers[2]	(14)	(209)	(939)	(626)	(304)	(95)	7	(2,180)	38	(2,141)
Ending assets under management	$31,877	$12,722	$80,386	$63,061	$28,960	$86,963	$3,016	$306,985	$3,660	$310,644

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2Three months ended September 30, 2025 includes the impact of approximately $1 billion of divested assets from the closure of three Investment Franchises.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Nine Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	Total AUM[1]
September 30, 2026
Beginning assets under management	$29,993	$11,179	$80,544	$63,380	$30,680	$91,228	$3,038	$310,042	$3,733	$313,775
Gross client cash inflows	2,126	823	25,099	7,999	9,722	24,448	1,330	71,548	873	72,422
Gross client cash outflows	(7,437)	(3,870)	(16,246)	(10,914)	(5,479)	(11,504)	(652)	(56,103)	(1,163)	(57,265)
Net client cash flows	(5,311)	(3,047)	8,853	(2,916)	4,243	12,945	678	15,446	(290)	15,156
Market appreciation (depreciation)	3,242	1,544	(1,043)	5,630	4,032	9,748	260	23,412	93	23,505
Realizations and distributions	—	—	(266)	—	—	(19)	(232)	(518)	—	(518)
Acquired assets / Net transfers	(18)	(24)	58	(131)	(106)	33	6	(181)	132	(49)
Ending assets under management	$27,906	$9,652	$88,146	$65,963	$38,849	$113,935	$3,750	$348,201	$3,668	$351,869

September 30, 2025
Beginning assets under management	$30,584	$14,785	$24,402	$14,148	$19,095	$62,593	$2,980	$168,586	$3,344	$171,930
Gross client cash inflows	2,776	1,209	12,759	4,299	6,579	13,377	694	41,694	819	42,513
Gross client cash outflows	(5,582)	(3,081)	(13,048)	(7,762)	(5,553)	(8,023)	(754)	(43,803)	(1,055)	(44,858)
Net client cash flows	(2,806)	(1,872)	(289)	(3,463)	1,026	5,355	(59)	(2,108)	(236)	(2,345)
Market appreciation (depreciation)	1,747	168	2,747	10,831	5,354	10,529	110	31,486	103	31,589
Realizations and distributions	—	—	—	—	—	—	(24)	(24)	—	(24)
Acquired assets / Net transfers[2]	2,351	(358)	53,526	41,545	3,485	8,487	9	109,045	448	109,493
Ending assets under management	$31,877	$12,722	$80,386	$63,061	$28,960	$86,963	$3,016	$306,985	$3,660	$310,644

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2Nine months ended September 30, 2025 includes the impact of Pioneer Investments, increasing AUM by $114.6 billion, partially offset by assets divested due to the closure of three Investment Franchises.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Region

(unaudited; in millions)

	As of September 30,
	2026		2025
(in millions)	Amount	% of total	Amount	% of total
U.S.	$286,031	81%	$258,484	83%
Non-U.S.	65,838	19%	52,160	17%
Total AUM[1]	$351,869	100%	$310,644	100%

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other	Total
	Funds[1]	ETFs[2]	Vehicles[3]	AUM[4]
September 30, 2026
Beginning assets under management	$180,696	$19,171	$142,583	$342,450
Gross client cash inflows	8,790	4,251	17,775	30,816
Gross client cash outflows	(9,962)	(352)	(8,802)	(19,116)
Net client cash flows	(1,173)	3,899	8,973	11,700
Market appreciation (depreciation)	(1,395)	511	(1,324)	(2,208)
Realizations and distributions	—	—	(56)	(56)
Acquired assets / Net transfers	—	—	(16)	(16)
Ending assets under management	$178,128	$23,582	$150,159	$351,869

June 30, 2026
Beginning assets under management	$167,775	$16,401	$125,659	$309,835
Gross client cash inflows	7,271	1,535	13,618	22,424
Gross client cash outflows	(10,174)	(341)	(7,799)	(18,314)
Net client cash flows	(2,903)	1,194	5,819	4,110
Market appreciation (depreciation)	15,849	1,576	11,084	28,510
Realizations and distributions	—	—	(5)	(5)
Acquired assets / Net transfers	(25)	—	25	—
Ending assets under management	$180,696	$19,171	$142,583	$342,450

September 30, 2025
Beginning assets under management	$167,973	$11,975	$118,615	$298,563
Gross client cash inflows	7,088	1,573	8,635	17,296
Gross client cash outflows	(9,081)	(320)	(8,187)	(17,588)
Net client cash flows	(1,993)	1,252	449	(292)
Market appreciation (depreciation)	8,218	560	5,737	14,515
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers[5]	(1,276)	—	(866)	(2,141)
Ending assets under management	$172,923	$13,786	$123,935	$310,644

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

5 Three months ended September 30, 2025 includes the impact of approximately $1 billion of divested assets from the closure of three Investment Franchises.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Nine Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other	Total
	Funds[1]	ETFs[2]	Vehicles[3]	AUM[4]
September 30, 2026
Beginning assets under management	$172,203	$15,049	$126,523	$313,775
Gross client cash inflows	23,854	7,556	41,011	72,422
Gross client cash outflows	(31,509)	(1,157)	(24,599)	(57,265)
Net client cash flows	(7,655)	6,399	16,412	15,156
Market appreciation (depreciation)	13,605	2,167	7,733	23,505
Realizations and distributions	—	—	(518)	(518)
Acquired assets / Net transfers	(25)	(33)	9	(49)
Ending assets under management	$178,128	$23,582	$150,159	$351,869

September 30, 2025
Beginning assets under management	$113,645	$7,508	$50,777	$171,930
Gross client cash inflows	17,346	6,202	18,965	42,513
Gross client cash outflows	(25,125)	(835)	(18,897)	(44,858)
Net client cash flows	(7,779)	5,367	68	(2,345)
Market appreciation (depreciation)	17,440	829	13,320	31,589
Realizations and distributions	—	—	(24)	(24)
Acquired assets / Net transfers[5]	49,617	82	59,794	109,493
Ending assets under management	$172,923	$13,786	$123,935	$310,644

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

5 Nine months ended September 30, 2025 includes the impact of Pioneer Investments, increasing AUM by $114.6 billion, partially offset by assets divested due to the closure of three Investment Franchises.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

•
Adding back income tax expense;
•
Adding back interest paid on debt and other financing costs, net of interest income;
•
Adding back depreciation on property and equipment;
•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back share-based compensation expense associated with equity awards in connection with acquisitions and certain one-time performance-based shares;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back share-based compensation expense associated with equity awards in connection with acquisitions and certain one-time performance-based shares;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.